UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2008

CENTURY CASINOS, INC.
(Exact Name of Registrant as specified in its charter)

Delaware	0-22290	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

2860 South Circle Drive, Suite 350, Colorado Springs, CO	80906
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 23, 2008, a Ninth Amendment to the Amended and Restated Credit Agreement dated April 21, 2000 (“Ninth Amendment”) was entered into among WMCK Venture Corp., Century Casinos Cripple Creek, Inc., WMCK Acquisition Corp. (collectively the “Borrowers”), Century Casinos, Inc. (the “Guarantor”) and Wells Fargo Bank, National Association, as Agent.

Amongst other items, the terms of the Ninth Amendment added or modified the following (capitalized terms have the meanings ascribed to them in the Ninth Amendment and in Section 1.01 of the Existing Credit Agreement):

1)	Reduces the aggregate commitment and maximum permitted balance available to the Borrowers from $10.0 million to $5.0 million.
2)	Amends the definition of EBITDA.
3)	Eliminates the Interest Expense Coverage Ratio requirement effective as of the Fiscal Quarter ended June 30, 2008.
4)	Removes the aggregate limitation of $500,000 of Indebtedness owing by Borrowers to Guarantor or any of the Guarantor’s Subsidiaries or Affiliates.
5)
Eliminates the ability of Borrowers to make payments in any manner for Distributions (including, without limitation, Designated CCI Distribution Carve-Outs), Management Fees or interest on Subordinated Debt. The Borrowers may reimburse Guarantor or any Affiliate for actual operating expenses incurred in the ordinary course of business.

This summary of the terms of the Ninth Amendment is qualified in its entirety by the text of the Ninth Amendment, a copy of which is attached to this Form 8-K as exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1	Ninth Amendment to Amended and Restated Credit Agreement, dated as of July 21, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Century Casinos, Inc.
(Registrant)

Date: July 25, 2008	By : /s/ Ray Sienko
Ray Sienko
Chief Accounting Officer